EXHIBIT 99.1

news release

Ovintiv Announces Increasing Shareholder Returns with New Capital Allocation Framework

DENVER, September 9, 2021 – Ovintiv Inc. (NYSE: OVV) (TSX: OVV) today announced a new capital allocation framework, which supports the Company’s goal of unlocking shareholder value by delivering on its strategic priorities of financial strength, increasing cash returns to shareholders, generating superior returns on capital investment, and driving ESG progress.

“We are committed to unlocking shareholder value by delivering on our strategic priorities,” said Ovintiv President and CEO, Brendan McCracken. “We are at the forefront of driving innovation to produce oil and gas from shale both profitably and sustainably. We will generate superior returns and free cash flow by continuously improving capital efficiency and expanding margins while driving down emissions. We will deliver that value to our shareholders through disciplined capital allocation. Over the next 10 years, our business is set to generate about $15 billion of free cash flow(1) at $55 per barrel WTI flat oil pricing and would generate about $21 billion at $65 per barrel. Our capital allocation framework sets out our commitment to financial strength, generating superior returns on the capital we invest, returning cash to our shareholders, and driving ESG progress.”

As previously announced, Mr. McCracken will be presenting at the Barclays CEO Energy-Power Conference on Friday, September 10, 2021, starting at 10:20 a.m. ET. The live webcast and replay will be available on Ovintiv’s website. An updated corporate presentation has been posted to the Company’s website at: https://www.ovintiv.com/investors/presentations-events/

Key highlights of the capital allocation framework include:

Increasing Cash Returns to Shareholders

Beginning in the fourth quarter of 2021, and until Ovintiv reaches its $3 billion net debt(2) target, the company plans to return 25% of the previous quarter’s free cash flow after base dividends to its shareholders through share buybacks and/or variable dividends. The remaining 75% will primarily be allocated to net debt reduction, with a modest amount allocated to small, low-cost property bolt-ons.

In 2022, using commodity price assumptions of $60 per bbl for WTI oil and $3.00 per Mcf for NYMEX natural gas, the Company anticipates that it will deliver approximately $550 million of direct shareholder returns through its $150 million base dividend and an additional $400 million in share buybacks or variable dividends. This cash return would represent a cash yield of more than seven percent.

Once the Company reaches its net debt target of $3 billion, it plans to increase quarterly shareholder returns to at least 50% of the previous quarter’s free cash flow after base dividends.

Maintaining Reinvestment Rate of Less Than 75%

Ovintiv reaffirmed its long-term commitment to reinvest less than 75% of non-GAAP cash flow at mid-cycle prices. In 2021, the Company’s expected capital investment of $1.5 billion represents a cash flow reinvestment rate of less than 50%.

Sustainable Base Dividend

Providing shareholders with a sustainable base dividend which grows over time is a key focus for the Company. In July of 2021, Ovintiv increased its quarterly dividend payment by approximately 50% to $0.14 per share, payable on September 30, 2021, to common stockholders of record as of September 15, 2021. This was the second time the dividend was increased since 2019.

1.	Free cash flow is a non-GAAP measure Ovintiv defines as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Due to the forward-looking nature of projected free cash flow used herein, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as changes in operating assets and liabilities. Accordingly, Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from this non-GAAP measure in future periods could be significant.
2.	Net debt is a non-GAAP measure Ovintiv defines as long-term debt, including the current portion, less cash and cash equivalents.

Ovintiv Inc.	1

Continued Focus on Net Debt Reduction

Ovintiv remains committed to reducing net debt. By year-end 2021, the Company expects net debt to be below $4.5 billion, marking approximately $3 billion of net debt reduction since the second quarter of 2020.

The Company previously set a net debt target of $3 billion, which it expects to achieve by or before year-end 2023, assuming $50 per bbl WTI oil and $2.75 per Mcf NYMEX natural gas prices.

Highly Repeatable Capital Program

With more than a decade of premium drilling inventory in each of its core three assets – the Permian, Anadarko and Montney - Ovintiv is well positioned to continue delivering industry-leading capital efficiencies for many years to come.

The Company views the capital efficiency of its 2021 program as being highly repeatable and it is committed to not grow production into an oversupplied market.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, "FLS") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: anticipated cost savings, capital efficiency and sustainability thereof; operational flexibility and benefits of the Company's multi-basin portfolio; anticipated success of and benefits from technology and innovation; expected activity and investment levels; ability to meet targets, including with respect to capital efficiency, cash flow generation, debt reduction, scale and emissions-related performance, increasing cash returns to shareholders, generating superior returns on capital investment, and the timing thereof; timing of projections and expectation of meeting the targets contained in the Company's corporate guidance and net debt target; the Company’s plans to return free cash flow to its shareholders through dividends and/or share buybacks; statements regarding potential shareholder returns; and the size of the Company’s drilling inventory. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. These assumptions include: future commodity prices and differentials; assumptions contained herein; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; assumed tax, royalty and regulatory regimes; and expectations and projections made in light of the Company's historical experience. Risks and uncertainties include: suspension of or changes to guidance, and associated impact to production; ability to generate sufficient cash flow to meet obligations and to reduce debt; commodity price volatility and impact to the Company's stock price and cash flows; ability to secure adequate transportation and potential curtailments of refinery operations, including resulting storage constraints or widening price differentials; discretion to declare and pay dividends, if any; ability to repurchase the Company’s outstanding common shares, including obtaining any necessary stock exchange approvals therefor; the existence of alternative uses for the Company’s cash resources which may be superior to payment of dividends or effecting repurchases of outstanding common shares; business interruption, property and casualty losses or unexpected technical difficulties; impact of COVID-19 to the Company's operations, including maintaining ordinary staffing levels, securing operational inputs, executing on portions of its business and cyber-security risks associated with remote work; counterparty and credit risk; impact of changes in credit rating and access to liquidity, including costs thereof; risks in marketing operations; risks associated with technology; risks associated with lawsuits and regulatory actions, including disputes with partners; ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities; and other risks and uncertainties as described in the Company's Annual Report on Form 10- K, Quarterly Report on Form 10-Q and as described from time to time in its other periodic filings as filed on EDGAR and SEDAR. Although the Company believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, the Company undertakes no obligation to update or revise any FLS.

About Ovintiv Inc.

Ovintiv is one of the largest producers of oil, condensate and natural gas in North America. Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

Ovintiv Inc.	2